EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements on Form S-3 of our report dated February 24, 2012, except for Note 21, as to which the date is April 23, 2012, relating to the financial statements and financial statement schedules of Hartford Life Insurance Company (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change in its method of accounting and reporting for variable interest entities and embedded credit derivatives as required by accounting guidance adopted in 2010, and for other-than-temporary impairments as required by accounting guidance adopted in 2009) appearing in this Report on Form 8-K of Hartford Life Insurance Company for the year ended December 31, 2011.

Form S-3 Registration Nos.
333-133693 333-133694 333-133695 333-133707 333-157272 333-163640 333-165129

DELOITTE & TOUCHE LLP

Hartford, Connecticut

April 23, 2012